Exhibit 99.1
Contacts:
ACADIA Pharmaceuticals Inc.
Uli Hacksell, Ph.D., Chief Executive Officer
Lisa Barthelemy, Director of Investor Relations
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS

SAN DIEGO, CA May 6, 2014 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the first quarter ended March 31, 2014.

ACADIA reported a net loss of $17.8 million, or $0.19 per common share, for the first quarter of 2014 compared to a net loss of $6.1 million, or $0.08 per common share, for the first quarter of 2013. The net losses for the first quarters of 2014 and 2013 included $3.2 million and $582,000, respectively, in non-cash, stock-based compensation expense.

At March 31, 2014, ACADIA’s cash, cash equivalents and investment securities totaled $369.3 million compared to $185.8 million at December 31, 2013. This increase was primarily due to $196.8 million in net proceeds raised from a public offering of common stock in March 2014, offset in part by cash used to fund ACADIA’s operations. ACADIA currently expects that its cash, cash equivalents and investment securities will be greater than $300 million at December 31, 2014.

“The first quarter of 2014 was another productive period for ACADIA as we built on the strong momentum established in 2013,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “Highlights included significantly bolstering our financial position through our follow-on offering and continuing to advance our Parkinson’s disease psychosis program with pimavanserin towards registration, as we remain on track for our planned NDA submission near the end of this year. At the same time, we are progressing a range of pre-commercial activities in preparation for the planned future launch of pimavanserin and pursuing a life cycle management program, initially focused on our Phase II Alzheimer’s disease psychosis trial, to strategically broaden our pimavanserin franchise. We believe ACADIA is well positioned as we pursue our ultimate goal of bringing innovative medicines to market to improve the lives of patients with neurological and related central nervous system disorders.”

Research and development expenses increased to $11.7 million for the first quarter of 2014, including $1.0 million in stock-based compensation expense, from $4.4 million for the comparable quarter of 2013, including $254,000 in stock-based compensation expense. This increase was primarily due to an increase of $5.3 million in external service costs incurred in our pimavanserin development program, as well as an increase in costs associated with our expanded research and development organization, including $1.0 million in increased personnel costs and $752,000 in increased stock-based compensation expense.

General and administrative expenses increased to $6.3 million for the first quarter of 2014, including $2.2 million in stock-based compensation expense, from $2.2 million for the comparable quarter of 2013, including $328,000 in stock-based compensation expense. This increase was primarily due to $1.8 million in increased stock-based compensation expense, $1.1 million in increased professional fees largely related to ACADIA’s pre-commercial activities, and $1.0 million in increased personnel costs.

Conference Call and Webcast Information
ACADIA management will review its first quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 877-299-4454 for participants in the U.S. or Canada and 617-597-5447 for international callers (reference passcode 98687006). A telephone replay of the conference call may be accessed through May 20, 2014 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 95687685). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there through May 20, 2014.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson’s disease psychosis. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial as a co-therapy for schizophrenia. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two advanced preclinical programs directed at Parkinson’s disease and other neurological disorders. All product candidates are small molecules that emanate from internal discoveries. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including the progress and expected timing of clinical trials, and the clinical benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, the timing of an NDA submission for pimavanserin and, if approved, any future launch therefor, strategic broadening of the pimavanserin program, planned pre-commercial activities, ACADIA’s ability to bring innovative medicines to market to improve lives, and ACADIA’s expected 2014 year-end cash balance. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, approval, and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2013 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013

Collaborative revenues	$30	$417

Operating expenses
Research and development (includes stock-based compensation of $1,006 and $254, respectively)	11,668	4,430
General and administrative (includes stock-based compensation of $2,156 and $328, respectively)	6,320	2,151
Total operating expenses	17,988	6,581
Loss from operations	(17,958)	(6,164)
Interest income, net	130	41
Net loss	$(17,828)	$(6,123)
Net loss per common share, basic and diluted	$(0.19)	$(0.08)
Weighted average common shares outstanding, basic and diluted	92,968	78,748

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2014	December 31, 2013(1)

Assets
Cash, cash equivalents and investment securities	$369,285	$185,790
Prepaid expenses, interest and other receivables	3,535	2,570
Total current assets	372,820	188,360
Other non-current assets	686	758
Total assets	$373,506	$189,118
Liabilities and stockholders’ equity
Total liabilities	$8,046	$6,987
Stockholders’ equity	365,460	182,131
Total liabilities and stockholders’ equity	$373,506	$189,118

(1)   The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.